SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant (x)
Filed by a Party other than the Registrant (  )

Check the appropriate box:
(  ) Preliminary Proxy Statement               (  ) Confidential, For Use of the
(x) Definitive Proxy Statement                       Commission Only (as
(  ) Definitive Additional Materials                 permitted by Rule 14a-
(  ) Soliciting Material Under Rule 14a-12           6(e)(2))

                            TOKHEIM CORPORATION
                           ---------------------
              (Name of Registrant as Specified in Its Charter)

       -------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         (x) No fee required.
         ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.
         (1) Title of each class of securities to which transaction applies:

             -------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

             -------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------
         (5) Total fee paid:

             -------------------------------------------------------------
         ( ) Fee paid previously with preliminary materials:

              -------------------------------------------------------------
         ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:

             -------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------
         (3) Filing Party:

             -------------------------------------------------------------
         (4) Date Filed:

             -------------------------------------------------------------



                            TOKHEIM CORPORATION
                            Fort Wayne, Indiana

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held August 6, 2002

TO THE SHAREHOLDERS OF TOKHEIM CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tokheim Corporation, an Indiana corporation, will be held at the offices of Tokheim Corporation, 1600 Wabash Avenue, Fort Wayne, Indiana, on Tuesday, August 6, 2002, at 10:00 a.m., (Fort Wayne time) for the following purposes:

     1.  To elect two (2) directors for three-year terms.

     2. To consider and act upon a proposal recommended by the Board of Directors to elect Ernst & Young, LLP as the independent auditors for the 2002 fiscal year.

     3. To transact any other business that may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on May 31, 2002, as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting.

     The Annual Report of the Company for the fiscal year ended November 30, 2001, including financial statements, has been mailed to all shareholders, and your Board of Directors urges you to read it.

                                        By Order of the Board of Directors,


July 12, 2002                           Mark E. Witmer, Secretary


------------------------------------------------------------------------------
                           YOUR VOTE IS IMPORTANT

     The Board of Directors considers the vote of each shareholder important, whatever the number of shares held. If you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to the Company.
------------------------------------------------------------------------------


The Board of Directors solicits the execution and prompt return of the accompanying proxy.





                            Tokheim Corporation

                              PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Tokheim Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held August 6, 2002, at 10:00 a.m., (Fort Wayne time) and any adjournments thereof. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone. The Company will bear the cost of any solicitation of proxies.

     The Company's mailing address is P.O. Box 360, Fort Wayne, IN 46801. The Annual Meeting of Shareholders will be held at the offices of Tokheim Corporation, located at 1600 Wabash Avenue, Fort Wayne, Indiana 46803. This Proxy Statement and Proxy, along with the Company's Annual Report to Shareholders, are first being mailed to shareholders on or about July 12, 2002.

     Shareholders of record at the close of business on May 31, 2002, are entitled to notice of and to vote at the meeting. On that date, there were 4,171,372 shares of Common Stock outstanding, each share entitled to one vote, and 798,272 shares of Convertible Preferred Stock, each share entitled to one vote.

     When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any shareholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company before the meeting, by submitting a subsequent valid proxy, or by attending the meeting.

     Shareholders do not have cumulative voting rights with respect to the election of directors.

     The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below. All shares represented by proxies, which are returned properly signed, will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board. The Company's Bylaws require that the holders of a majority of the total number of shares issued and outstanding be represented in person or by proxy for business to be transacted at the meeting. Abstention and broker non-votes will be counted in determining whether a quorum exists.

ELECTION OF DIRECTORS

     At the 2001 Annual Meeting of the Shareholders, the following Directors were nominated for and elected to the following terms by the holders of the Company's Common Stock:


     Three (3) Year Term - Expiring at the 2004 Annual Meeting: Horst J. Metz

     Two (2) Year Term - Expiring at the 2003 Annual Meeting:   Gerald G. Nadig,
                                                                Andrew C. Phillips

     One (1) Year Term - Expiring at the 2002 Annual Meeting:   David Forbes-Nixon,
                                                                William H. Hardie III,
                                                                George A. Helland, Jr.

     At the 2001 Annual Meeting of the Shareholders, the following Directors were nominated for and elected to the following terms by the Series A Preferred Shareholders of the Company:


     Three (3) Year Term - Expiring at the 2004 Annual Meeting:  John W. Ballantine

     Two (2) Year Term - Expiring at the 2003 Annual Meeting:    William E. Redmond, Jr.

     Based upon the actions at the 2001 Annual Meeting of the Shareholders, the following three (3) Director positions are open for election for a three-year term, expiring at the 2005 Annual Meeting, with the following two (2) individuals nominated by the Board for such positions:

    Position                                        Nominee

    David Forbes-Nixon Director position            David Forbes-Nixon

    George A. Helland, Jr. Director position        George A. Helland, Jr.

    William H. Hardie, III (vacant) Director
      position                                      No nominee at this time.


     As of the date of this Proxy Statement, no nominees had been submitted for consideration to fill the vacant William H. Hardie, III, position. If no nominee is submitted for consideration prior to the 2002 Annual Meeting, this position will remain vacant until such time as a nominee is designated for this Director position. At such time as a nominee for this Director position is submitted, a vote on such nominee will occur at either a special meeting of the shareholders, or at the next Annual Meeting, whichever should occur first following such nomination. The Board of Directors may designate an interim Board member to fill such vacant position until such time as the next meeting of the shareholders is held.

     In addition to the vacant William H. Hardie, III, Director position, there is another vacant Board position formerly held by Andrew C. Phillips. Mr. Phillips resigned from the Board of Directors on June 12, 2002. Following his resignation, no nominee was designated by the Board of Directors to replace the vacant Andrew C. Phillips Director position.

     The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named.

     Subject to the right of shareholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors the nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, but in the event that any nominee(s) is not available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

     All of the nominees to be elected at the 2002 Annual Meeting were appointed to the Board of Directors following the Company's reorganization and are being nominated for their second election by the shareholders as Directors of the Corporation. Information as to the nominees and each of the current directors whose term continues after the 2002 Annual Meeting follows.


        NOMINEES FOR ELECTION TO SERVE UNTIL THE 2005 ANNUAL MEETING

                                                                                        Common
                                                                                        Shares
               Principal Occupation                                                   Beneficially
                or Employment and                                        Director     Owned as of
                    Directorships                                  Age    Since       May 31, 2002
                    -------------                                  ---    -----       ------------

    DAVID FORBES-NIXON ................................            37      2000         0
    He is Managing Director of Barclays Bank PLC and
    has served in various capacities since 1995.

    GEORGE A. HELLAND, JR...............................           64      2001        0
    Chairman of the Board since September 2001,
    Acting Chairman, President, & CEO from April 2001
    until August 2001, and Lead Director from February
    2001until September 2001. Independent management
    consultant and Senior Associate with Cambridge Energy
    Research Associates since 1997, prior to which he was
    Vice President Operations for Dresser Industries, Inc.


     The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting is required for the election of directors.




                     THE BOARD OF DIRECTORS RECOMMENDS
                  A VOTE "FOR" EACH OF THE NOMINEES LISTED



                        DIRECTORS ELECTED TO SERVE UNTIL THE 2003 ANNUAL MEETING

                                                                                              Common
                                                                                              Shares
                    Principal Occupation                                                    Beneficially
                     or Employment and                                           Director   Owned as of
                         Directorships                                     Age    Since     May 31, 2002
                         -------------                                     ---    -----     ------------

         GERALD G. NADIG.....................................               56    2000       0
         Chairman of the Board of Material Sciences
         Corporation since 1998, Chief Executive Officer
         since 1997, and President since 1991.

         ANDREW C. PHILLIPS.................................                39    2000       0
         (resigned effective June 12, 2002)
         Investment Director of Intermediate Capital Group,
         a London, England based investor in high yield
         bonds, leveraged and mezzanine loans since 1989.

         WILLIAM E. REDMOND, Jr............................                 42    2000       0
         Chairman of the Board, President, and CEO of
         Gardenway, Inc. since 1996.  From 1994 to 1996
         he was Vice President Field Operations with the
         Quaker Oats Company.



      DIRECTORS ELECTED TO SERVE UNTIL THE 2004 ANNUAL MEETING

                                                                                                     Common
                                                                                                     Shares
                    Principal Occupation                                                          Beneficially
                     or Employment and                                                Director    Owned as of
                         Directorships                                          Age    Since      May 31, 2002
                         -------------                                          ---    -----      ------------

         HORST J. METZ..........................................                55     2000          0
         He was Senior Vice President of Booz, Allen &
         Hamilton, Inc. ("BAH") from 1995 to 1997, Vice
         President of BAH prior to 1995, and a Director at
         BAH from 1987-1990 and from 1992-1994.

         JOHN W. BALLANTINE................................                     56      2000         0
         Director of First Oak Brook Bankshares and the Oak Brook Bank,
         Director/Trustee of Scudder Funds (Chicago Board), and a private investor since 1998. Previously held the position of Executive
         Vice President of First Chicago NDB Corp./The First National Bank
         of Chicago from 1992 to 1998.


BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Company's Board of Directors held fourteen (14) board meetings during the past fiscal year (12/7/00, 2/1/01, 2/23/01, 3/14/01, 4/23/01,
6/11,01, 6/20/01, 6/28/01, 7/11/01, 7/17/01, 8/8/01, 9/5/01, 10/22/01,
11/29/01). The Board of Directors has established the following Committees:
Audit, Compensation, Finance, and Strategy & Technology. Members normally serve on a Committee for a three-year period. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year.

     Audit Committee. The Audit Committee, which consists of three non-employee directors, met seven times during the past fiscal year (10/22/01, 9/4/01, 7/13/01, 6/8/01, 4/13/01, 3/19/01, and 2/22/01). Each
member of the Committee is independent from and not an employee of the Company. The Board of Directors has adopted a written charter for the Committee, which charter was included in the proxy statement for the 2001 Annual Meeting of the Shareholders. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the shareholders. In addition, the Committee met periodically with members of the Internal Audit Department, which the Company planned to replace by the engagement of an outside independent firm, and independent auditors to review (1) internal audits of a significant nature, (2) external audit scope in planning, and (3) comments to management on significant items related to the external audit. The following directors currently comprise the Audit
Committee: John W. Ballantine, George A. Helland, Jr., and David
Forbes-Nixon.

     Compensation Committee. The Compensation Committee, which consists of four non-employee directors, met three times (3/14/01, 4/23/01, & 9/4/01) during the past fiscal year. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors currently comprise the Compensation Committee: William E. Redmond, Jr., Gerald G. Nadig, and George A. Helland, Jr. William H. Hardie was a member of the Compensation committee, until his resignation on December 3, 2001. Andrew C. Phillips was also a member of the Compensation Committee, until his resignation on June 12, 2002.

     Strategy & Technology Committee (formerly known as the Technical Committee). The Strategy & Technology Committee, which consists of three non-employee directors, met two times during the past fiscal year (1/31/01 & 4/23/01). The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors comprise the Strategy and Technology
Committee: Horst J. Metz and Gerald G. Nadig. Andrew C. Phillips was also a member of the Compensation Committee, until his resignation on June 12, 2002.

     Finance Committee. The Finance Committee, which consists of three non-employee directors, was formed on November 29, 2001, and did not meet during fiscal year 2001. The Committee assists the Company's Chief Executive Officer and Chief Financial Officer, along with the appointed legal and financial advisors, in connection with exploring strategic alternatives with respect to the Company's financial position. The following directors comprise the Finance Committee: John W. Ballantine, George A. Helland, Jr., and Horst J. Metz.

Audit Committee Report

     The Audit Committee has reviewed and discussed the audited financial statements required by Independence Standards' Board Standard No. 1 for fiscal 2001 with management, has received the written disclosures and letter from the independent auditors, and has discussed the independence of such auditors with them. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2001.

John W. Ballantine
George A. Helland, Jr.
David Forbes-Nixon



EXECUTIVE OFFICERS

     The following table sets forth certain information and ages as of May 31, 2002, regarding each of the Company's executive officers:


                                                              Age                 Title
                                                              ---                 -----

         John S. Hamilton..............................       42       President and Chief Executive Officer

         Jacques St-Denis..............................       44       Vice President, Strategic Resources

         Neil H. Thomas................................       36       Vice President, Global Marketing

         Christopher G. Cummins........................       33       Vice President & General Manager of the
                                                                       Forecourt Products Business Unit

         Patrick Berthon...............................       52       Vice President & General Manager, Sales
                                                                       & Service Business Unit

         Robert B. Putney..............................       46       Vice President, Human Resources

         Mark E. Witmer................................       35       Secretary & Acting General Counsel

         James B. Boles................................       58       Acting Chief Financial Officer


     John S. Hamilton has been President and Chief Executive Officer of Tokheim since September 4, 2001, and a Director since September 5, 2001. He was Group President at The Harbour Group from 1999 to 2001; Senior Vice President and Chief Operating Officer for the Fairchild Corporation from 1997 to 1999; and from 1995 to 1997 he served as Vice President and General Manager of AlliedSignal, Inc.

     Jacques St-Denis has been Vice President, Strategic Resources since November 2001. From 1998 to 2001 he served as Executive Vice President Global Operations. From 1996 to 1998 he served as President and Director General of Tokheim-Sofitam S.A. During 1996 he served as Vice President, Tokheim International. From 1995 to 1996 he was Tokheim's Director of Marketing, and from 1993 to 1994 he was Director of Worldwide Services. Prior to coming to Tokheim, Mr. St-Denis served as Managing Director of European Operations and National Sales and Marketing Director-USA for Babson Brothers Company.

     Neil H. Thomas has been Vice President, Global Marketing and Strategy since August 2001. From 1998 to 2001 he was Senior Manager in the Global Energy Practice at Arthur D. Little, a leading firm of management consultants. Prior to 1998 he spent 8 years in various marketing, planning, and retail sales roles at Gulf Oil (UK subsidiary of Chevron Corporation).

     Christopher G. Cummins has been Vice President and General Manager of Tokheim's Forecourt Products Groups since April 1, 2002. Mr. Cummins was Vice President for Kaiser Aluminum Corporation for its Global Commodities Groups in California, Oklahoma, and Jamaica from 2000-2002; Vice President & General Manager for Fairchild Fasteners in California from 1998-2000; and Plant Manager for Robertshaw Controls (a division of Invensys) in California from 1994-1998.

     Patrick Berthon was appointed Vice President of Tokheim Sales & Service in March 2002. Prior to that he served as President of Tokheim Europe & Africa beginning in October 1998. From 1975 until 1998 he worked for Schlumberger as General Manager of different business units, including the RPS Division.

     Robert B. Putney joined Tokheim on March 23, 2002 as Vice President of Human Resources. Mr. Putney was Director of Human Resources in the Airframe Systems group of Honeywell Corporation from 2000 to 2002; Vice President, Staffing for Metamor, Inc. from 1998 to 2000; and Director, Human Resources for Frito-Lay from 1995 to 1998.

     Mark E. Witmer has been Secretary and acting General Counsel of Tokheim since January 28, 2002. He was Senior Counsel at Allied Worldwide, Inc. (formerly North American Van Lines, Inc.) from 1997 through 2002, Associate Counsel at North American Van Lines, Inc. from 1994 through 1997, and an associate attorney with the law firm of Miller Carson Boxberger & Murphy from 1992 through 1994.

     James B. Boles has been the interim Chief Financial Officer at Tokheim since April 19, 2002. From 1996 until April 2002 he was a financial consultant with emphasis on corporate restructures and turnarounds. Prior to 1996 Mr. Boles was a partner with the accounting firm of KPMG. Mr. Boles also served as an executive and on the board of directors of various private businesses during these periods.


EXECUTIVE COMPENSATION

     The following table sets forth various aspects of executive compensation paid by the Company for services over the past three fiscal years to the Company's Chief Executive Officers and each of the Company's four most highly compensated executive officers.



----------------------------------------------------------------------------------------------------------

                                       SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------

                                           Annual                            Long-Term
                                       Compensation                     Compensation Awards
----------------------------------------------------------------------------------------------------------
                                                                                Other
                                                   Other Annual  Restricted   Securities
                                Salary    Bonus    Compensation    Stock      Underlying      All Other
Name & Position         Year     ($)       ($)         ($)        Awards      Options/SARs   Compensation
----------------------------------------------------------------------------------------------------------

D. K. Pinner(1)         2001   338,377     -0-     224,337(2)       -0-         100,000      128,046(3)
Former Chairman,        2002   483,600     -0-      12,317          -0-          75,000      112,335(4)
President & CEO         1999   476,883     -0-      12,318          -0-           -0-         98,733

G. A. Helland, Jr.
Chairman of the Board   2001   253,4385    -0-      85,151(6)       -0-           -0-         32,617(7)

J. S. Hamilton
President & CEO         2001    93,750   130,000       -0-          -0-           -0-            -0-

R. L. Macdonald(8)
Former EVP Finance      2001   333,818     -0-       4,749(9)       -0-           -0-         25,161(10)
& CFO                   2000   177,273     -0-         -0-          -0-           -0-         58,147(11)

J. A. Negovetich(12)    2001     -0-       -0-         -0-          -0-           -0-            -0-
Former EVP Planning &   2000   224,886     -0-       2,454(13)      -0-           -0-         50,463(14)
Administration          1999   284,947     -0-       2,170          -0-          31,000       43,367

J. St-Denis             2001   298,555     -0-       1,006(15)      -0-           -0-         33,940(16)
VP Strategic            2000   288,960     -0-         912          -0-           -0-         24,516
Resources               1999   284,947     -0-         847          -0-          31,000       21,270

N. L. Roelke(17)        2001   165,600     -0-       1,226(18)      -0-           -0-         60,368(19)(20)
Former General          2000   186,000     -0-       1,182          -0-           -0-         28,617(21)
Counsel & Secretary     1999   183,417     -0-       1,546          -0-          15,000       25,793

S. A. Swogger(22)       2001   192,000     -0-         580(23)      -0-           -0-         15,498(24)
Former President        2000   190,333    12,890(25)   556          -0-           -0-         14,046(26)
Tokheim U.S.            1999   171,996     -0-         844          -0-          10,000       13,255


--------------

(1) Mr. Pinner terminated employment with the Company on March 31, 2001, pursuant to a separation agreement with the Company. His 100,000 options for stock in the Company were canceled and terminated effective May 26, 2001.

(2) Represents taxes paid on Mr. Pinner's behalf of $6,717 plus SERP payments of $217,620.

(3) Includes Company contributions to the Retirement Savings Plan of $9,350; Split Dollar Life Insurance premiums of $13,425; $105,271 estimated present cash surrender value to be received in future years.

(4) Includes Company contributions to the Retirement Savings Plan of $8,800; Split Dollar Life Insurance premiums of $12,026; and $91,509 estimated present cash surrender value for 2000 to be received in future years.

(5) Includes fees paid by the Company to Mr. Helland as Acting CEO from April 2001 through August 2001.

(6)    Fees paid by the Company to Mr. Helland as director fees.

(7)    Includes travel and living expense reimbursement.

(8)    Mr. Macdonald terminated employment with the Company on March 4,
       2002.

(9)    Represents taxes paid on Mr. Macdonald's behalf.

(10) Includes Company contributions to the Retirement Savings Plan of $7,950; Split Dollar Life Insurance premiums of $9,490; and $7,721 estimated present cash surrender value to be received in future years.

(11)   Represents relocation expenses paid on Mr. Macdonald's behalf.

(12) Mr. Negovetich terminated employment with the Company on July 28, 2000, pursuant to a separation agreement with the Company.

(13)   Represents taxes paid on Mr. Negovetich's behalf.

(14) Includes Company contributions to the Retirement Savings Plan of $7,000; Split Dollar Life Insurance premiums of $4,795; and $38,668 estimated present cash surrender value for 2000 to be received in future years.

(15)   Represents taxes paid on Mr. St-Denis' behalf.

(16) Includes Company contributions to the Retirement Savings Plan of $9,350; Split Dollar Life Insurance premiums of $2,011; and $22,579 estimated cash surrender value to be received in future years.

(17) Mr. Roelke terminated his employment with the Company on August 31, 2001, pursuant to a separation agreement with the Company.

(18)   Represents taxes paid on Mr. Roelke's behalf.

(19) Includes Company contributions to the Retirement Savings Plan of $8,700; Split Dollar Life Insurance premiums of $2,451; and $20,413 estimated present cash surrender value to be received in future years, plus $28,804 in vacation pay at termination.

20 Mr. Roelke, after his departure from the Company on or about August 31, 2001, also provided certain consulting services to the Company in the total agreed upon amount of $44,900, which was paid to Mr. Roelke in fiscal year 2002. This amount is not included in the $60,368 amount.

(21) Includes Company contributions to the Retirement Savings Plan of $8,800; Split Dollar Life Insurance premiums of $2,310; and $17,507 estimated present cash surrender value for 2000 to be received in future years.

(22) Mr. Swogger terminated employment with the Company on January 31, 2002, pursuant to a separation agreement with the Company

(23)   Represents taxes paid on Mr. Swogger's behalf.

(24) Includes Company contributions to the Retirement Savings Plan of $9,350; Split Dollar Life Insurance premiums of $1,159; and $4,989 estimated present cash surrender value for 2000 to be received in future years

(25)   Bonus paid in 2000 earned in 1999.

(26) Includes Company contributions to the Retirement Savings Plan of $8,800; Split Dollar Life Insurance premiums of $1,086; and $4,160 estimated present cash surrender value for 2000 to be received in future years.




Compensation of Directors

     During fiscal year 2001, the compensation for Directors consisted of a quarterly retainer of $7,500; an additional $2,000 for each committee chairman; $1,500 for each personally attended Board meeting or Board committee meeting; and $500 for each telephonically attended Board meeting or Board committee meeting. In addition, George A. Helland, Jr. received a $5,000 fee for his position as Lead Director and $1,750 a day for each day he worked on Company business. (see Summary Compensation Table). The Compensation Committee will review the granting of stock options to the Directors based upon the recommendation of Spencer Stewart, an outside consulting firm, to bring the total compensation package of the Board to $60,000 annually. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 75, whichever is later.

     Directors who are officers or employees of the Company receive no additional compensation for their services as directors.

          Section 16(a) Beneficial Ownership Reporting Conference

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and the beneficial owners of more than 10% of any class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the
Section 16 (a) forms furnished to the Company and written representations from the Company's executive officers, directors, and 10% beneficial owners, all reports were filed on a timely basis.

          Employment Contracts and Change-in-Control Arrangements

     The Company has entered into employment agreements with certain of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competing with the Company under certain circumstances and prohibit disclosure of confidential information. In addition, the agreements provide for termination benefits in the event an executive officer is terminated without cause (as defined in the agreements themselves) or, with certain agreements, in the event of change in control of the Company (as defined in the agreements themselves). These benefits essentially provide for continuing salary and fringe benefits for a period of time in the event termination of employment occurs within 12 months from the date of change in control. When triggered under any such agreement, the benefits provided under those agreements range from 18 to 24 months. These provisions are intended to keep the Company competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.

                            Repricing of Options

     The Company has adopted a policy prohibiting the reissue or repricing of any options granted under the Company's stock incentive plan.

        Compensation Committee Interlocks and Insider Participation

     Not applicable.

                       Compensation Committee Report

Overview

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for the approval and administration of compensation programs relating to the pay of all executive officers and selected key management employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of financial results, which ultimately benefit the shareholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key management employees.

Salaries

     To attract and retain the most capable executives, it is the responsibility of the Committee to design a compensation program that is competitive with similar manufacturing companies. The Committee studied various analyses of salary ranges for equivalent positions within a suitable Peer Group. The Peer Group consisted of many approximate-sized companies, including those with the industrial classifications for pump dispensing equipment. The Committee policy is to have executive officers' base salaries at least within the first quartile of the objectively established ranges for officers' salaries of like manufacturing companies.

     The President and Chief Executive Officer's salary is established by the Committee and approved by the Board of Directors. The President and Chief Executive Officer submits the recommended remuneration for the executive officers, operating under his control, to the Committee for approval. The Committee utilized Hewitt Associates to perform an analysis of the Company's compensation program for top executives. After reviewing the analysis of Hewitt Associates, the Committee opted to judge the operational results of the Company over a longer time frame before making compensation adjustments. The salaries recommended by Hewitt Associates were greater than the Committee desired to implement. The Committee decided that future compensation, while still incorporating the elements of base salary, bonus, and long-term incentives, should depend upon the achievement of specific measurable financial targets and goals.

CEO Compensation

     John S. Hamilton entered into an Employment Agreement with the Company dated as of September 4, 2001. Under the terms of his Employment Agreement with the Company, Mr. Hamilton agrees to serve as the President and Chief Executive Officer of the Company. Mr. Hamilton is paid a base salary under the Employment Agreement of $375,000 per annum and is entitled to receive an Annual Bonus and an EBITDA Profit Incentive based upon Mr. Hamilton's performance and the Company's performance, respectively. Mr. Hamilton also received a Sign-On Bonus of $130,000, which bonus was fully paid to him by December 1, 2001. Under the terms of the Employment Agreement, the Annual Bonus has a target of 75% of Mr. Hamilton's base salary, with a range of the target pay-out between 0-150%, depending upon the achievement of specified performance goals established annually by the Board of Directors and Mr. Hamilton. A pro-rata Annual Bonus for fiscal year 2002 of $70,312.50 was paid to Mr. Hamilton by the Company on March 1, 2002. Except for the fiscal year 2001 Annual Bonus, the determination and awarding of any Annual Bonus to Mr. Hamilton is in the sole discretion of the Board of Directors of the Company. The EBITDA Profit Incentive ("Incentive") will be paid to Mr. Hamilton, if earned, annually beginning in fiscal year 2002 and continuing annually thereafter. The Incentive is calculated using fiscal year 2002 as the base EBITDA year ("Base EBITDA Year"). If in any post 2002 fiscal year, EBITDA exceeds the Base EBITDA Year by at least $5,000,000, but less than $10,000,000, then the Incentive shall be 8% of the amount of the improvement. If the improvement over the Base EBITDA Year is greater than $10,000,000, but less than $20,000,000, then the Incentive will be 10% of the improvement. If the improvement over the Base EBITDA Year is greater than $20,000,000, then the Incentive will be 12% of the improvement.

Stock Incentive Plan

     To further encourage superior financial results, the Company implemented a Stock Incentive Plan which was approved by the shareholders at the 1993 Annual Shareholders Meeting and subsequently amended at the 1997 Annual Shareholders Meeting to provide additional shares for stock awards. The purpose of this program is to promote the long-term financial performance of the Company by distributing stock incentive awards to key management for attaining corporate and individual objectives. The options granted under this program vest over a number of years to encourage the financial growth of the Company and the retainment of key personnel.

     There were no stock awards granted during the 2001 fiscal year.

Cash Bonuses

     Also, to promote superior financial results, the Committee has adopted and is responsible for administering a Management Incentive Bonus Plan. This plan is designed to encourage sustained progress and growth of the Company coupled with positive financial results for the benefit of its shareholders. The bonuses under this plan are based on the attainment of corporate objectives and individual performance during the fiscal year as stated in the Company's Business Plan and as approved by the Board of Directors. There were no cash bonuses awarded for fiscal 2001.

Committee Composition

     This Report is submitted on behalf of the Compensation Committee of the Board of Directors, which is comprised of: William E. Redmond, Jr., Gerald G. Nadig, and George H. Helland, Jr.

Performance Graph

     The Company reorganized in 2000. As a result, the Company's stock is sporadically and thinly traded. Therefore, an analysis of the stock value would not be representative or indicative of the stock's actual value and may be misleading.


     STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS

     The following table sets forth, as of May 31, 2002, the number of (i) shares of Common Stock, (ii) shares of Common Stock in the Company's Retirement Savings Plan, (iii) shares of Preferred Stock in the Company's Retirement Savings Plan, and (iv) exercisable stock options beneficially owned by all directors and nominees of the Company, by each of the named executive officials, and by directors and executive officers of the Company as a group.

                            Management Ownership

                Amount and Nature of Beneficial Ownership(1)


                                          Common       Preferred       Exercisable
                             Common       Stock          Stock            Stock         Percent(2)
           Name               Stock     in the RSP     in the RSP        Options        of Class

John W. Ballantine              -           -              -                -              *
William H. Hardie, III          -           -              -                -              *
George A. Helland, Jr.          -           -              -                -              *
Robert L. Macdonald             -           -              -                -              *
Horst J. Metz                   -           -              -                -              *
Gerald G. Nadig                 -           -              -                -              *
David Forbes-Nixon(3)           -           -              -                -              *
Andrew Phillips                 -           -              -                -              *
Douglas K. Pinner               -           -              -                -              *
William E. Redmond, Jr.         -           -              -                -              *
Norman L. Roelke                -           -              -                -              *
Jacques St-Denis                -           -          3,807.266            -              *
Scott A. Swogger                -           -              -                -              *
Executive Officers and
Directors as a Group
(13 persons)                    -           -          3,807.266            -              *



(1) The former Directors do not have beneficial ownership in the Company after it was reorganized.

(2)    Represents less than 1% of the Company's outstanding Common Stock.

(3) Mr. Forbes-Nixon disclaims ownership of 1,030,455 shares of Common Stock beneficially owned by Barclays Bank PLC.


                          Other Beneficial Owners

     The following table sets forth as of May 31, 2002, the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's convertible Preferred Stock:


     ----------------------------------------------------------------------------------------
           Name of Individual          Amount and Nature of      Class of       Percent of
          or Identity of Group         Beneficial Ownership       Shares           Class
     ----------------------------------------------------------------------------------------

     Barclays Bank PLC
     5 The North Colonnade
     Canary Wharf
     London E14 4BB                        1,030,455          Common Stock        24.6%
     ----------------------------------------------------------------------------------------

     The Bank of New York
     925 Patterson Plank Road
     Secaucus, NJ 07094                      554,463          Common Stock        13.4%
     ----------------------------------------------------------------------------------------

     JP Morgan/Chase Bank
     14201 Dallas Parkway
     Dallas, TX 75254                      1,434,283           Common Stock       34.8%
     ----------------------------------------------------------------------------------------

     Citibank of N.A.
     3800 Citicorp Center
     Tampa, FL 33610                         288,840           Common Stock        7.0%
     ----------------------------------------------------------------------------------------

     Brown Brothers
     63 Wall Street
     New York, NY 10005                      248,062           Common Stock        6.0%
     ----------------------------------------------------------------------------------------

     The Bank of New York                                          ESOP
     One Wall Street                                            Convertible
     New York, NY 10286                      779,130(1)        Preferred Stock     100.0%
     ----------------------------------------------------------------------------------------

-------------------
(1) Represents shares of the Company's ESOP Convertible Preferred Stock held by the Trustee of the Retirement Savings Plan for employees of Tokheim Corporation and subsidiaries. Pursuant to this qualified plan, shares of ESOP Convertible Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of ESOP Convertible Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares.




               Certain Relationships and Related Transactions

                                    None

ELECTION OF INDEPENDENT AUDITORS

     The Company's Bylaws provide that independent auditors shall be elected each year at the Annual Meeting of Shareholders and that an Audit Committee, comprised only of non-employee directors, shall recommend independent auditors for consideration by the shareholders.

     The Audit Committee has recommended selection of Ernst & Young LLP as independent auditors for fiscal year 2002. In accordance with that recommendation, the Board of Directors proposes adoption of the following resolution:

                           RESOLVED, That Ernst & Young LLP be and hereby
                  is elected independent auditors to audit the accounts and records of the Company for fiscal year 2002, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

     Ernst & Young was engaged in June 2001 to replace PricewaterhouseCoopers, LLP and has completed the audit for the year ended November 30, 2001. Fees for the last annual audit were $1,220,000. Fees for financial systems design and implementation were $0 and all other fees were $343,000, including audit related services of $333,000, and other services of $10,000. Audit related fees include benefit plan audits, statutory audits, agreed upon procedures, and accounting assistance.

     Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to any appropriate questions that might be raised at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the election of auditors.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


             SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Secretary, at the following address: Tokheim Corporation, P.O. Box 360, Fort Wayne, IN 46801, by November 28, 2002.

     The Company's Bylaws provide that shareholder nominations for election as directors or proposals of other business may be made in compliance with certain advance notice, information, and other application requirements. In order to be considered, a shareholder's notice of director nomination or other proposals must be delivered to or mailed and received by the Secretary of the Company at the address delivered to or mailed and received by the Secretary of the Company at the address listed above not less than 50 nor more than 90 days prior to the 2003 Annual Meeting of Shareholders; provided, however, that in the event that less than 60 days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. A shareholder's notice of director nominations or other proposals must contain certain information required by the Bylaws. Copies of the Bylaws are available upon request made to the Secretary of the Company at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in the Company's proxy materials for a meeting of shareholders.

OTHER BUSINESS

     The Board of Directors knows of no matters, other than those specified above, which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.


                                     By Order of the Board of Directors,

                                     /s/ Mark E. Witmer

                                     Mark E. Witmer, Secretary

July 12, 2002